UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2010

Players Network

(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1771 E Flamingo Rd # 202A Las Vegas, NV		89119

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 734--3457

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement

On December 17, 2010, Players Network (the “Company”) entered into a Series B Convertible Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”), pursuant to which, the Company issued to the Purchaser (i) 4,349,339 shares of its Series B Convertible Preferred Stock (the “Series B Preferred”), and (ii) warrants to purchase 4,349,339 shares of Series B Preferred at an exercise price of $0.41 per share (the “Warrants”), for the aggregate purchase price of $1,000,000 in cash.  We refer to this transaction as the “Financing.”

In addition, the Purchaser agreed to purchase, subject to the fulfillment of certain conditions set forth in the Purchase Agreement, at a subsequent closing (i) an additional $250,000 of the Company’s Series B Preferred at a per share price equal to the fifty (50) day moving stock average of the Company’s common stock immediately prior to the closing date plus 20% (the “Additional Investment Price”), and (ii) additional warrants to purchase an equal number of shares of Series B Preferred at an exercise price equal to the Additional Investment Price plus 80%.

We also agreed to grant the Purchaser certain pre-emptive rights in respect of any future issuance of equity securities (subject to certain exceptions set forth in the Investor’s Rights Agreement).  In addition, we granted the Purchaser certain registration rights with respect to the shares of Series B Preferred and the common stock issuable upon conversion of the Series B Preferred, as described below under “Investor’s Rights Agreement.”

The form of the Purchase Agreement is attached hereto as Exhibit 10.1.

Terms of the Series B Convertible Preferred Stock

To designate and establish the shares of Series B Preferred, the Company’s Board of Directors (the “Board”) approved, and on December 17, 2010, the Company filed with the Nevada Secretary of State, a Certificate of Designation pursuant to Nevada Revised Statutes (NRS) 78.1955 (the “Certificate of Designation”).

Dividends; Liquidation Preference

Holders of the Series B Preferred are entitled to receive, together with the holders of the Series A Preferred Stock and Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all issued and outstanding Preferred Stock) non-cumulative dividends (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Company) when, as and if declared by the Board, out of any assets at the time legally available therefor.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred shall be entitled to receive prior and in preference to any distribution to the holders of the Series A Preferred and Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the original purchase price of the Series B Preferred ($0.2299), plus declared but unpaid dividends. If, upon the occurrence of such event, the amount available for distribution among the holders of the Series B Preferred is insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire amount legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in proportion to the full preferential amount that each such holder is otherwise entitled to receive.

Conversion; Conversion Price

Beginning on the date that is the earlier of (i) the date of a Liquidation Event (as defined in the Certificate of Designation) and (ii) the date that is six months from December 17, 2010 (the date the Certificate of Designation was filed with the Nevada Secretary of State), each share of Series B Preferred is convertible, at the option of the holder thereof, into a number of shares of Common Stock equal to (1) $0.2299 (the original purchase price of the Series B Preferred) divided by (2) $0.2299, subject to adjustment as discussed below (the “Conversion Price”).

With certain exceptions, if, at any time while the Series B Preferred is outstanding, the Company sells or grants any option to purchase or sell, any Common Stock or Common Stock equivalents at an effective price per share that is lower than the then Conversion Price, the Conversion Price will be adjusted downward on a broad-based, weighted average basis. The Conversion Price is also subject to proportional adjustment in the event of any stock split, stock dividend, reclassification or similar event with respect to the Common Stock.

Voting; Voting for the Election of Directors

The holders of the Series B Preferred shall have the right to one vote for each share of Common Stock into which their shares of Series B Preferred is convertible, and shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

           As long as at least 4,349,339 shares of Series B Preferred are outstanding on a fully diluted basis (subject to adjustment), the holders of shares of Series B Preferred Stock shall be entitled to elect one (1) director; and (B) the holders of shares of Series B Preferred Stock and Series A Preferred (voting together as a single class) are entitled to elect one (1) director. The holders of Preferred Stock and Common Stock (voting together as a single class) are entitled to elect any remaining directors.

Negative Covenants

As long as at least 4,349,339 shares of Series B Preferred are outstanding on a fully diluted basis, the Company may not, without the approval of a majority of the outstanding shares of Series B Preferred: (a) consummate a Liquidation Event (as defined in the Certificate of Designation), (b) amend the Company’s Articles of Incorporation or Bylaws so as to materially and adversely affect the rights of the Series B Preferred, (c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred or any other class or series of shares of the Company with rights pari passu or senior to the Series B Preferred, (d) alter or change the rights, preferences or privileges of the Series B Preferred so as to materially and adversely affect the rights of such shares of Series B Preferred, (e) declare or pay any distribution with respect to the Company’s Common Stock or any other class or series of shares, to the exclusion of the holders of the Series B Preferred, (f) authorize any subsidiary to sell securities to a third party; or (g) issue shares to management in excess of eight percent (8%) of the Company’s issued and outstanding shares, or to vendors in lieu of compensation for goods or services (other than shares of Common Stock (or rights to acquire shares of Common Stock) issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board).

The form of Certificate of Designation is set forth in Exhibit 4.1.

Warrants

The Warrant is exercisable upon issuance and expires on the third anniversary of issuance. The initial exercise price of the Warrant is $0.41 per share. The exercise price of the Warrant and the number of shares issuable under the Warrant is subject to adjustment in the event of any stock split, reverse stock split, reorganization or similar event.

The form of Warrant is attached hereto as Exhibit 4.2.

Investor’s Rights Agreement

In connection with the Purchase Agreement, the Company also entered into an Investor’s Rights Agreement with the Purchaser, which requires the Company to register the resale of the Series B Preferred and the shares of Common Stock underlying the Series B Preferred Stock, and the Series B Preferred and the shares of Common Stock underlying the Warrant. The Company is required to file the registration statement within the time periods set forth in the agreement and the registration statement must be declared effective within the time periods set forth in the agreement, or the Company will be required to pay liquidated damages as set forth in the agreement.

In addition, at the request of the Purchaser, the Company will increase the number of authorized members of the Company’s Board of Directors from five (5) to seven (7).

The form of the Investor’s Rights Agreement is attached hereto as Exhibit 10.2.

The above description of the material terms of the Financing is qualified in its entirety by reference to the documents attached hereto as Exhibits 4.1, 4.2, 10.1, and 10.2, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Series B Preferred and the Warrant were sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.  The Purchaser represented that it was an “accredited investor” as defined in Regulation D.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2010, we filed the Certificate of Designation with the Secretary of State of the State of Nevada.  Our Board authorized the filing of this certificate on December 15, 2010.  See “Terms of the Series B Convertible Preferred Stock” set forth under Item 1.01 above for a description of the rights, preferences and privileges of the Series B Preferred, which is incorporated herein by reference. The description of the Certificate of Designation is a summary only and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

4.1	Certificate of Designation of Preferences, Rights and Limitation of Series B Convertible Preferred Stock

4.2	Form of Series B Preferred Stock Warrant

10.1	Series B Convertible Preferred Stock and Warrant Purchase Agreement

10.2	Investor’s Rights Agreement

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYERS NETWORK
Date: December 22, 2010	By:	/s/ Mark Bradley
Mark Bradley,
Chief Executive Officer